Exhibit 99.1
JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: February 2, 2023

SHARP CAPITAL GESTORA DE RECURSOS LTDA.
By: /s/ Ivan Guetta
Name: Ivan Guetta
Title: CIO/CEO

IVAN GUETTA
By: /s/ Ivan Guetta
Name: Ivan Guetta

SHP FUND SPC - LONG SHORT SEGREGATED PORTFOLIO
By: /s/ Ivan Guetta
Name: Ivan Guetta
Title: CIO/CEO

SHP FUND SPC - VALUE SEGREGATED PORTFOLIO
By: /s/ Ivan Guetta
Name: Ivan Guetta
Title: CIO/CEO

SHP FUND SPC - LONG BIASED SEGREGATED PORTFOLIO
By: /s/ Ivan Guetta
Name: Ivan Guetta
Title: CIO/CEO